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                                                                    EXHIBIT 99.2

               TRANSCRYPT INTERNATIONAL APPOINTS KPMG PEAT MARWICK
                           AS NEW INDEPENDENT AUDITORS

        Transcrypt International, Inc. (Nasdaq: TRIIE) announced today that it has engaged KPMG Peat Marwick LLP as its independent auditors for the fiscal years ended December 31, 1997, 1996 and 1995. KPMG Peat Marwick LLP replaces Coopers & Lybrand LLP, which resigned as the Company's independent auditors April 24, 1998, and withdrew its previously issued auditors' reports for the fiscal years ended December 31, 1996 and 1995.

        Transcrypt International, Inc. manufactures information security and wireless communications products that prevent the unauthorized interception of sensitive voice and data communication. With the acquisition of E.F. Johnson Company in July 1997, Transcrypt has more than 800 dealers and distributors in 108 countries worldwide and ranks as the third largest manufacturer of land mobile radios in the U.S.

CONTACT: Sandra Sternberg, or Brenda Adrian, Sitrick And Company, 310- 788-2850; Jeffrey L. Fuller, or Craig J. Huffaker, Transcrypt International, Inc., 402-474-4800